            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Celanese Corporation:
The Supervisory Board and Board of Management
Celanese AG:

We consent to the use of our reports dated March 30, 2005, with respect to the consolidated balance sheet of Celanese AG and subsidiaries ("Predecessor") as of
December 31, 2003 and the related consolidated statements of operations, shareholders' equity, cash flows, and financial statement schedule for the period from January 1, 2004 to March 31, 2004 and for the years ended December
31, 2003 and 2002, included in the Celanese Corporation Annual Report on Form
10-K for the fiscal year ended December 31, 2004 and incorporated by reference herein.

Our reports dated March 30, 2005 contain explanatory paragraphs and reference to such paragraphs, respectively, that state that (a) Celanese AG and subsidiaries changed from using the last-in, first-out or LIFO method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method as discussed in Note 4 to the consolidated financial statements, (b) Celanese AG and subsidiaries adopted Statement of Financial Accounting Standards ("SFAS")
No. 143, "Accounting for Asset Retirement Obligations", effective January 1,
2003, adopted Financial Accounting Standards Board Interpretation No. 46
(Revised), "Consolidation of Variable Interest Entities - an interpretation of
ARB No. 51", effective December 31, 2003, adopted SFAS No. 142, "Goodwill and
Other Intangible Assets", effective January 1, 2002, early adopted SFAS No. 146,
"Accounting for Costs Associated with Exit or Disposal Acitivities", effective
October 1, 2002, and changed the actuarial measurement date for its Canadian and
U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively, and (c) we also have reported separately on the consolidated financial statements of Celanese AG and subsidiaries for the years ended
December 31, 2003 and 2002 which were presented separately using the euro as the reporting currency.

/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftspruefungsgesellschaft

Frankfurt am Main, Germany
August 25, 2005